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                                                                    EXHIBIT 10.5

                                      ACME GROUP
                         SECOND AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

NBD Bank, N.A.
Detroit, Michigan

Mercantile Bank of St. Louis National Association
St. Louis, Missouri

National City Bank
Cleveland, Ohio

General Electric Capital Corporation
Chicago, Illinois

Ladies and Gentlemen:

       Reference is hereby made to that certain Credit Agreement dated as of August 11, 1994 between the undersigned, Acme Steel Company, a Delaware corporation ("ACME STEEL"), Acme Packaging Corporation, a Delaware corporation ("ACME PACKAGING"), Alpha Tube Corporation, a Delaware corporation ("ALPHA TUBE"), and Universal Tool & Stamping Company, Inc., an Indiana corporation ("UNIVERSAL TOOL") (Acme Steel, Acme Packaging, Alpha Tube and Universal Tool are being hereinafter referred to collectively as the "BORROWERS" and individually as a "BORROWER") and you (the "LENDERS") as amended by that certain First Amendment to Credit Agreement date as of May 21, 1995 (said Credit Agreement as so amended being referred to herein as the "CREDIT AGREEMENT"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

       The Borrowers have requested that the Lenders make certain amendments to
Section 7.12 of the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

1.     AMENDMENTS.

       Upon your acceptance hereof in the space provided for that purpose below, subsections (g) and (h) of Section 7.12 of the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read as follows:

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               "(g)     acquisitions of all or substantially all of the assets
       or business of any other Person or division thereof, or all or any part of the Voting Stock of or other equity interest in any Person (including as such an acquisition, any action to participate as a joint venturer in any joint venture or as a partner in any partnership), in each case if and so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock or other equity interest is being so acquired has approved the terms of such acquisition, (iii) the Company shall have delivered to the Lenders an updated Schedule 5.3 to reflect any new Subsidiary resulting from such acquisition, (iv) at the time of each such acquisition and immediately after giving effect thereto, the aggregate amount expended by the Acme Group and its Subsidiaries as consideration for such acquisition (and in any event including as such, any Indebtedness for Borrowed Money assumed or incurred as a result of such acquisition), when taken together with the aggregate amount expended as consideration for all other acquisitions permitted solely by this Section 7.12(g) and all investments in Persons (other than Subsidiaries) permitted solely by subsection (h) below, in each case on a cumulative basis after the date hereof, does not exceed $15,000,000, and (v) the Company can demonstrate that on a pro forma basis (including financial projections prepared by the Company) after giving effect to the subject acquisition that the Acme Group will continue to comply with the all of the terms and conditions of the Loan Documents;

               (h) equity investments by the Company in, and loans and advances by the Company to, any Subsidiary (or an entity which, following and as a result of such investment, loan or advance, becomes a Subsidiary of the Company) or any other Person in which the Company has already acquired any Voting Stock or other equity interest in compliance with the provisions of subsection (g) above, provided in each case that
       (i) a Subsidiary that only becomes a Subsidiary through such investment, loan or advance and any other Person in which the Company acquires any Voting Stock or other equity interest only through such investment, loan or advance in each case must comply with the provisions of subsection
       (g) above, (ii) at the time of each such investment in, or loan or advance to, any Person other than a Subsidiary (each, a "MINORITY INVESTMENT"), the aggregate amount of Minority Investments, when taken together with the aggregate amount expended for all acquisitions permitted solely by subsection (g) above, in each case on a cumulative basis after the date hereof, does not exceed $15,000,000, and (iii) the obligations of each Subsidiary to the Company with respect to any such loan or advance by the Company to such Subsidiary funded directly or indirectly out of the proceeds (net of (i) costs and expenses directly incurred and payable as a result of the issuance and sale hereinafter described and (ii) the amount necessary to fully pay and satisfy the indebtedness described in Sections 6.2(f) and 6.2(g) hereof) from the Company's issuance and sale of the Special Stock Purchase Warrants are subject to a subordination agreement between the Company and such Subsidiary providing for the subordination of such obligations in right of payment from and after such time as the Revolving Credit Notes issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the prior payment and performance of the Obligations under the Revolving Credit Notes and otherwise;"
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2.     WAIVER.

       The Lenders waive any non-compliance with the terms of the Credit Agreement which, after giving effect to this Amendment, shall no longer exist.

3.     CONDITIONS PRECEDENT.

       The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

               (a) The Borrowers and the Lenders shall have executed and delivered this Amendment.

               (b) The Lenders shall have received copies (executed or certified, as may be appropriate) of resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of, and indicating the authorized signers of, this Amendment and all other documents relating thereto and containing the specimen signatures of such signers.

               (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lenders and their counsel.


4.     REPRESENTATIONS.

       In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.6 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5.     MISCELLANEOUS.

       (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

       (b) The Borrowers agree to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.
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       (c)     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


                                       ACME STEEL COMPANY


                                       By /s/  Mr. James Hoekwater
                                         Its Treasurer


                                       ACME PACKAGING CORPORATION


                                       By /s/  Mr. James Hoekwater
                                         Its Treasurer


                                       ALPHA TUBE CORPORATION


                                       By /s/  Mr. James Hoekwater
                                         Its Treasurer


                                       UNIVERSAL TOOL & STAMPING COMPANY, INC.


                                       By /s/  Mr. James Hoekwater
                                         Its Treasurer


                                       ACME METALS INCORPORATED


                                       By /s/  Mr. James Hoekwater
                                         Its Treasurer
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       Accepted and agreed to as of the date and year last above written.


                                       HARRIS TRUST AND SAVINGS BANK


                                       By /s/  Richard H. Robb
                                         Its Vice President

                                       NBD BANK, N.A.


                                       By /s/  Timothy M. Monahan
                                         Its Vice President


                                       MERCANTILE BANK OF ST. LOUIS NATIONAL
                                        ASSOCIATION


                                       By /s/  David Benteinger
                                         Its Vice President


                                       NATIONAL CITY BANK


                                       By /s/  Frank F. Pagura, Jr.
                                         Its Account Officer


                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By /s/  Shaun Pettit
                                         Its Region Operations Manager